As filed with the Securities and Exchange Commission on May 11, 2010
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                SAVWATT USA, INC.
                    (formerly known as Ludvik Capital, Inc.)
             (Exact name of registrant as specified in its charter)

           Delaware                                              27-2478133
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         1100 Wicomico Street, Suite 700
                               Baltimore, MD 21230
                    (address of principal executive offices)

                  SAVWATT USA, INC. 2011 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                    Michael F. Haug, Chief Executive Officer
                         1100 Wicomico Street, Suite 700
                               Baltimore, MD 21230
                     (Name and address of agent for service)

                                 (866) 641-3507
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Nathan D. Simmons
                           Simmons Legal Services, LLC
                     7210 South Algonquian Street, Suite 107
                             Aurora, Colorado 80016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                                Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller Reporting Company [X]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             Proposed                Proposed           Amount of
Title of Securities                  Amount to be        Maximum Offering        Maximum Aggregate     Registration
 to be Registered                    Registered          Price Per Share          Offering Price           Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.0001)
to be issued under the 2011 Equity
Incentive Plan                        18,000,000             $0.002(2)              $36,000              $4.18
===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SavWatt, Inc. 2011 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended, effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SavWatt USA, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of SavWatt USA, Inc. as reported on the Pink Sheets on May 9, 2011.
================================================================================

                                     PART I
ITEM 1. PLAN INFORMATION

     Effective May 9, 2011, SavWatt USA, Inc. (the "Company") adopted its 2011 Employee and Consultant Stock Compensation Plan (the "Plan"). The number of shares of common stock of the Company that are available for issuance under the Plan are 18,000,000 shares of the Company's Common Stock, $0.0001 par value. This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the "Commission") for the purposes of registering the 18,000,000 shares of the Company's Common Stock issuable under the Plan.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Written request should be made to Investor Relations of SavWatt USA, Inc., 1100 Wicomico Street, Suite 700, Baltimore, MD 21230 . PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2010, filed on April 15, 2011.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock, $0.0001 par value, and 200,000,000 shares of Preferred Stock, $0.0001 par value. Of the authorized Preferred Stock, 25,000,000 shares have been designated as Series A Convertible Preferred Stock, as set forth in the Company's definitive Schedule 14C, filed on April 13, 2010.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     Article  VII  of  the  Company's   Amended  and  Restated   Certificate  of
Incorporation states as follows:

          The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation, and is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement either actually and reasonably incurred by him or paid to him in advance of the final disposition of such action, suit or proceeding, in connection with such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law, provided, however, that each such person shall submit to the Board or Directors of the Corporation a sworn statement of request for advancement of expenses, averring that (i) he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal action, suit, proceeding or claim and (ii) he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Certificate of Incorporation or otherwise. Upon receipt of such undertaking, the Board of Directors of the Corporation shall within 10 calendar days authorize immediate payment of the expenses stated in such undertaking, whereupon such payments shall immediately be made by the Corporation. No security shall be required in connection with any such undertaking and any such undertaking shall be accepted without reference to such person's ability to make repayment. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any Bylaw, agreement, vote of the Directors or stockholders or otherwise. No amendment to or repeal of this
     Article VII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VIII of the Company's restated Bylaws also provide for mandatory indemnification of officers and directors under Delaware Law, but in addition, also extent these indemnification provisions to employees and agents of the Company.

     Article  VI  of  the  Company's   Amended  and  Restated   Certificate   of
Incorporation states as follows:

          No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except the liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal

     This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law for transactions from which the director derived any improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. See paragraph C. of Item 9 below.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1      SavWatt USA, Inc. 2011 Equity Compensation Plan

5.1      Opinion of Simmons Legal Services, LLC

23.1     Consent of Sherb & Co. LLP, Independent Auditor

23.2     Consent of Simmons Legal Services, LLC (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to this registration statement)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 9th day of May 2011.

                                          SAVWATT USA, INC.


                                          By: /s/ Michael Haug
                                              ----------------------------------
                                              Michael Haug
                                              Chief Executive Officer

                                POWER OF ATTORNEY

The undersigned directors and officers of SavWatt USA, Inc., hereby constitute and appoint Isaac H. Sutton and Michael Haug, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                      Title                                  Date
        ---------                                      -----                                  ----

/s/ Isaac D. Sutton                        Chairman of the Board and President             May 9, 2011
------------------------------------
Isaac D. Sutton


/s/ Michael Haug                           Chief Executive Officer (Principal              May 9, 2011
------------------------------------       Executive and Accounting Officer)
Michael Haug

                                  EXHIBIT INDEX

Exhibit No.                     Exhibit Description
-----------                     -------------------

4.1           SavWatt USA, Inc. 2011 Equity Incentive Plan.

5.1 Opinion of Simmons Legal Services, LLC with respect to the securities being registered.

23.1          Consent of Sherb & Co., LLP, Independent Auditor.

23.2          Consent of Simmons Legal Services, LLC (contained in Exhibit 5.1).

24.1 Power of Attorney (contained on the signature page of this Registration Statement).